Exhibit 99.7

 May 22, 2024  Q2 2024 Financial Results Conference Call

 Safe Harbor Statement  This presentation and some of our comments during this presentation may contain projections or other forward-looking statements regarding future events, our future financial performance, and/or the future performance of the industry. These statements are predictions and contain risks and uncertainties. We refer you to the documents the Company files from time to time with the Securities and Exchange Commission. These documents contain and identify important factors that could cause the actual results for the Company to differ materially from those contained in our projections or forward-looking statements. These certain factors can be found in our most recent SEC filings. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee the accuracy of any forecasts or estimates, and we are not obligated to update any forward-looking statements if our expectations change.

 Q2 2024 Summary  Navigated Q2 Challenges; Positioned for Long-Term Profitable Growth and Sustainable Shareholder Value Creation  1Adjusted EPS is a non-GAAP measure; see reconciliation included in this presentation.  $217.0M  Revenue  25.8%  Operating Margin  $0.58  EPS  $0.46  Adjusted EPS1  $76.5M  OCF  $539.2M  Cash  (5%) Y/Y  +0.3% Q/Q  (340) bps Y/Y  (80) bps Q/Q  (11%) Y/Y  38% Q/Q  (15%) Y/Y  (4%) Q/Q  (7%) Y/Y  84% Q/Q  +47% Y/Y  +6% Q/Q  Revenue slightly higher Q/Q as positive seasonal trends were mostly offset by business headwinds primarily related to temporary soft demand following the Lunar New Year and the impact from Taiwan earthquakes  Operating income and adjusted EPS decreased due to an increase in qualification activity that raised operating expense  Balance sheet fortified due to strong cash flow generation, debt reduction, and effective management of working capital  Investing in IC capacity to capitalize on market growth trends

Long-Term Trends Driving Photomask Demand



Semiconductor: growing capacity and design activity

1. More extensive use of semiconductors **across multiple applications, driven by megatrends such as AI and IoT**
2. **Supply chain regionalization** driving investments in semiconductor fabs that creates redundant production capacity and drives photomask demand
3. **Differentiation by design** becoming competitive factor in mainstream (ASIC) and leading-edge applications
4. Expanding EUV adoption drives semi manufacturer **photomask outsourcing of legacy technology nodes**, increasing TAM for merchant suppliers

Display: advanced displays driving innovation

1. Global panel makers **innovating** to win AMOLED market share
2. Growing competition drives innovation and **greater mask value**
3. AMOLED manufacturing moving to **larger form factor**, requiring high-quality, advanced photomasks

Design and Manufacturing Complexity is Good for Photomask Demand

PHOTRONICS, INC.
4

Revenue by Product Line

IC

$M	Q224	Q/Q	Y/Y
High-End*	58.1	(5%)	32%
Mainstream	102.9	6%	(16%)
Total	160.9	2%	(4%)



High-End* 36%
Mainstream 64%

High-end down Q/Q on lower US demand; Y/Y up on strong demand from Asia foundries

Mainstream up Q/Q as legacy demand was robust; lower Y/Y demand largely driven by Asia fabs

Growth drivers:

- New designs by customers to gain market share and support technology roadmap for megatrends such as AI
- Regionalization driving investments for global chip capacity
- Able to maintain pricing in favorable supply / demand dynamic

FPD

$M	Q224	Q/Q	Y/Y
High-End*	48.0	(5%)	(8%)
Mainstream	8.1	(0.4%)	(22%)
Total	56.1	(5%)	(10%)



High-End* 86%
Mainstream 14%

High-end down due to lower demand for low-end smartphones

Mainstream lower due to soft design activity on legacy technology

Growth drivers:

- Technology development drives demand for higher-value masks
- Mobile demand is expected to remain strong with rollout of new designs and emerging panel makers winning market share
- AMOLED moving to larger form factors driving need to collaborate on mask development

*IC: 28nm and smaller; FPD: ≥G10.5, AMOLED and LTPS
Totals may differ due to rounding

PHOTRONICS, INC.
5

Balance Sheet and Cash Flow Metrics  *Net cash is a non-GAAP term; see reconciliation included in this presentation  Balance Sheet Provides Resilience, Enables Growth Strategy and Shareholder Value Creation  $M  Q224  Y/Y  Q/Q  Cash  539.2  47%  6%  Short-term Investments  20.7  (54%)  60%  Debt  21.8  (23%)  (7%)  Net Cash*  517.4  53%  7%  Operating Cash Flow  76.5  (7%)  84%  Capital Expenditures  20.0  (25%)  (54%)  Continued strong operating cash flow from income generation and working capital management  Debt comprised of US equipment leases  Capex targets growth in IC capacity & facility expansion  Strong balance sheet able to fund investments, share repurchases, and strategic opportunities and remain resilient to effects of industry downturns

 Q3 2024 Guidance   Revenue ($M)  221 – 229  Operating Margin  28% - 30%  Taxes ($M)  18 – 19  Diluted non-GAAP EPS  $0.53 - $0.59  Diluted Shares (M)  ~62  Full-year Capex (M)  ~140  Incorporation of chips in IoT, 5G, Crypto and consumer products   New designs to capture market share  Advanced display technologies  Outlook clouded by geopolitical uncertainty and macro-economic headwinds  Driving margin expansion and cash flows to deliver long-term shareholder value

 Appendix

 Revenue by Product Group ($M)  Total may differ due to rounding  IC  FPD  Mainstream  High-End  Mainstream  High-End  Total Revenue  IC Revenue  FPD Revenue  High-End: 28nm and smaller  High-End: ≥G10.5, AMOLED and LTPS

 Non-GAAP Financial Measures  Non-GAAP Net Income attributable to Photronics, Inc. shareholders, non-GAAP earnings per share, and Net Cash are "non-GAAP financial measures" as such term is defined by the Securities and Exchange Commission, and may differ from similarly named non-GAAP financial measures used by other companies. The attached financial supplement reconciles Photronics, Inc. financial results under GAAP to non-GAAP financial information. We believe these non-GAAP financial measures that exclude certain items are useful for analysts and investors to evaluate our future on-going performance because they enable a more meaningful comparison of our projected performance with our historical results. These non-GAAP metrics are not intended to represent funds available for our discretionary use and are not intended to represent, or be used as a substitute for, gross profit, operating income, net income, cash and cash equivalents, or cash flows from operations, as measured under GAAP. The items excluded from these non-GAAP metrics, but included in the calculation of their closest GAAP equivalent, are significant components of the condensed consolidated balance sheets and statement of cash flows and must be considered in performing a comprehensive assessment of overall financial performance. Please refer to the non-GAAP reconciliations on the following pages.

 Non-GAAP Financial Measures

 Non-GAAP Financial Measures